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                                                                  Exhibit 10(hh)

Marshall & Ilsley Corporation
770 North Water Street/Milwaukee, WI 53202-3523/Tel 414 765-7551
Human Resources Department                                        www.micorp.com

                                October 18, 2001

David L. Andreas
[Address]



Dear David:

         This letter documents our understanding as to your remaining active employment with Marshall & Ilsley Corporation, or one of its subsidiaries ("M&I").

         1. Term. Your active employment will continue until December 31, 2001,
            ----
unless you voluntarily terminate your employment with M&I, or you die or suffer a Disability prior to that date (the "Term"). For this purpose, "Disability" shall have the same meaning as in M&I's long-term disability income plan.

         2. Employment. During the Term, but excluding any periods of vacation
            ----------
and sick leave to which you are entitled, you shall devote substantially all of your business time, efforts and skills to the business and affairs of M&I. You agree, to the extent necessary to discharge the responsibilities assigned to you hereunder, to use your reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Term, you shall report to Dennis Kuester.

         3. Compensation for Employment. The Company will pay you bi-weekly cash
            ---------------------------
payments of base salary in the amount of $11,248 for every two-week period of the Term. If you are employed for a partial two-week period, you will receive a prorated amount. You will receive an incentive payment of $49,000 for the period beginning August 1, 2001 and ending December 31, 2001. If you terminate employment prior to year-end, your incentive payment will equal 40% of your base salary for the period beginning August 1, 2001 and ending with the last day of your employment. This incentive payment will be made in a lump-sum in January 2002. The payments of base salary and incentive will be reduced by all applicable federal and state income and employment tax withholding.

         4. Board Status. Beginning January 1, 2002, you will become a  non-
            ------------
employee director of M&I and will receive compensation consistent with that status.

         5. Benefits. During your period of active employment you will continue
            --------
to participate in the health, welfare, and qualified retirement plans that M&I offers if you


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otherwise meet the eligibility criteria therefore. All benefits cease as of
December 31, 2001, including your participation in the group life and disability plans, except as provided in the Consulting and Noncompetition Agreement.

     6.   Vested Benefits. Any vested benefits you have in the Company's
          ---------------
qualified and non-qualified retirement benefit plans as of December 31, 2001, including your Salary Continuation Agreement, will be governed by the terms of those plans. Under the terms of your Salary Continuation Agreement, you will begin receiving payments of $3,040.92 per month, effective January 2002.

     7.   Your Undertakings. In exchange for the benefits provided pursuant to
          -----------------
this letter agreement, you agree as follows:


          (A) In consideration of the Consulting and Noncompetition Agreement and Salary Continuation Payments you are entitled to receive, you agree not to apply for unemployment compensation benefits either when your employment with the Company terminates or upon the termination of the consulting period.

          (B) As a condition to this letter agreement and the Consulting and Noncompetition Agreement, you have signed a Complete and Permanent Release. If you do not execute the Complete and Permanent Release, this letter agreement will be void and of no further effect.

     8.   Miscellaneous. Should you accept the terms of M&I's proposal, its
          -------------
terms will be governed by the following:


          (A) This letter agreement constitutes the complete understanding between you and M&I concerning all matters affecting your employment with M&I and the termination thereof. If you accept this proposal, this letter agreement supersedes all prior agreements, understandings and practices, concerning such matters between you and M&I and any personnel documents, handbooks, or policies and any prior customs or practices of M&I.

          (B) This letter agreement and its interpretation shall be governed and construed in accordance with the laws of Minnesota without regard to its principles of conflicts of laws and shall be binding upon the parties hereto and their respective successors and assigns.

          (C) In the event that you breach any provision of this letter agreement, you agree that the Company may suspend all additional payments under this letter agreement, recover any damages suffered as a result of such breach and recover from you any reasonable attorneys' fees or costs it incurs as a result of your breach.


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         If you agree to the terms of this letter agreement, please sign in the space provided below.

                                       Very truly yours,


                                       MARSHALL & ILSLEY CORPORATION

                                       By: /s/ Paul J. Renard
                                          -------------------------------------
                                          Paul J. Renard, Senior Vice President


         I agree with and accept the above-mentioned terms contained in this letter agreement and agree to be bound by them.

Dated this 9th day of November, 2001.

/s/ David L. Andreas
-------------------------------------
David L. Andreas







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                                                                  Exhibit 10(hh)

                     CONSULTING AND NONCOMPETITION AGREEMENT

         THIS CONSULTING AND NONCOMPETITION AGREEMENT, made effective as of October 18, 2001 between Marshall & Ilsley Corporation (the "Company") and DAVID
L. ANDREAS ("Executive").

                                    RECITALS

         Executive possesses intimate knowledge of the business and affairs of the National City Bancorporation and its affiliates (jointly, "NCB") which companies were recently acquired by the Company. By virtue of his employment, Executive has acquired certain confidential information and data with respect to NCB and the Company.

         The Company desires to assure the continued services of Executive following his termination of employment with the Company for the period provided in this Agreement, and Executive is willing to continue to provide certain services to the Company for such period, upon the terms and conditions hereinafter set forth. In addition, the Company wishes to prevent Executive from competing with them for the period provided in this Agreement and Executive is willing to consent to such a limitation.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

         1. Consulting. Commencing January 1, 2002, Executive agrees to provide
            ----------
the services requested by the Company for the period stated in Paragraph 2 hereof, subject to the other terms and conditions herein provided.

         2. Term. The term shall commence as of January 1, 2002 and shall
            ----
continue until December 31, 2002, unless this Agreement is sooner terminated as hereinafter set forth (the "Term").

         3. Duties. During the Term, Executive shall devote his best efforts and
            ------
such of his business time, attention, skill and efforts as deemed necessary to consult with the executive officers of the Company with respect to such matters as may be reasonably requested by the Company; provided, however, that nothing
                                               --------  -------
in this Agreement shall preclude Executive from (i) devoting reasonable periods required for rendering services to any other business organization so long as Executive does not violate his covenants of confidentiality, noncompetition and nonsolicitation (the "Non-Compete") contained in Section 5 of this Agreement,
(ii) engaging in charitable and community activities, and (iii) managing his personal investments. The parties hereto acknowledge and agree that (i) Executive shall be free to reside and work at the geographical location of his choice, (ii) in most circumstances, Executive may respond to the Company's requests for his services by telephone, mail, facsimile or similar means of


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communication, (iii) in requiring Executive's services hereunder, the Company shall consider the reasonable convenience of Executive and the demands of his other commitments and shall require his physical attendance at meetings and events remote from his residence only in matters for which Executive's presence is essential; (iv) the conduct and control of the consulting services to be performed hereunder shall be the sole responsibility of Executive, and (v) the Company shall have no power to direct or dictate Executive's schedule or the hours during which he shall be required to perform consulting services hereunder. The Company hereby acknowledges and agrees that Executive shall continue to receive compensation and benefits pursuant to this Agreement as set forth in Paragraph 4 hereof notwithstanding the failure or refusal of the Company to request the performance of consulting services by Executive hereunder in the event of death or disability prior to December 31, 2002.

         4.    Compensation and Benefits. As compensation for the services to be
               -------------------------
provided pursuant to this Agreement, Executive shall receive from the Company or its affiliates the compensation and other benefits set forth below:

               A. Cash Compensation. The Company will pay to Executive
                  -----------------
         Twenty-Five Thousand Dollars ($25,000.00) in each month beginning on January 1, 2002 and ending on December 31, 2002 for a total amount of Three Hundred Thousand Dollars ($300,000) for the Term. The payments hereunder will not be included as compensation for purposes of any qualified or nonqualified pension or welfare benefit plans of the Company and are in lieu of any rights Executive may have to severance under any plan, practice or arrangement of the Company or NCB.

               B. Health and Dental Coverage. For the Term, the Company shall
                  --------------------------
         provide to Executive, his current spouse, and eligible dependents continuation of health and dental coverage under the Company's plans, subsidized by the Company to the same extent as for active employees, provided, however, that if Executive becomes reemployed with another
         --------  -------
         employer and chooses to receive health or other benefits under another employer-provided plan, the health and dental benefits provided hereunder shall be secondary to those provided under such other plan. The coverage period for purposes of the group health and dental continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, shall commence on January 1, 2002 and shall run concurrently with the Term.

               C. Participation in Plans. For the Term, Executive will not be
                  ----------------------

         eligible to participate in any Company benefit plan other than set forth in subparagraph (B), above, and Executive waives any rights attendant thereto.

         5.    Confidentiality, Non-Solicitation and Non-Competition Provisions.
               ----------------------------------------------------------------
In exchange for the benefits provided to you above, you agree to act in accordance with each of the following provisions, which you acknowledge to be severable and independent of one another. References to the Company in this Paragraph also refer to Affiliates of the Company. "Affiliate" shall mean any corporation, partnership, limited liability company or other business entity which, directly or indirectly through one or more intermediaries, is controlled by M&I. The term "control" means


                                       2

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the power, directly or indirectly, to vote 50% or more of the securities which have ordinary voting power in the election of directors (or individuals filling any analogous positions).

               A.  Confidentiality. During the Term, Executive agrees that he
                   ---------------
         will not, directly or indirectly, use or disclose any Confidential Information of the Company. For purposes of this Agreement "Confidential Information" is defined as all non-Trade Secret information possessed by Executive about the Company and its business activities, which (i) is not generally known and is used or is useful in the conduct of the business of the Company, (ii) confers or tends to confer a competitive advantage over one who does not possess the information, or (iii) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means, by other persons who can obtain economic value from its disclosure or use. "Trade Secret" has the meaning assigned in Wis. Stats.(S) 134.90(1)(c). Nothing in this restriction shall be deemed to limit Executive's obligations to treat Trade Secrets of the Company in the manner contemplated by Minnesota law, and Mr. Andreas agrees to take all reasonable steps to protect such Trade Secrets in accordance with applicable law both during and after the Term.

               B.  Non-Solicitation of Customers. During the Term, you agree
                   -----------------------------
         not to solicit, entice or encourage any Customer of the Company so as to cause or attempt to cause such Customer not to do business with the Company, to materially diminish its business with the Company, or to purchase a material amount of products or services sold by the Company from any source other than the Company. For purposes of this paragraph, "Customer" shall mean any person or business (i) which purchased a material amount of products or services from the Company during the one
         (1) year period preceding December 31,, 2001 (the date on which your employment terminates) (the "Termination Date") and (ii) with whom you had contact on behalf of the Company during such one (1) year period. You will not be treated as having contact with a Customer if your only interaction with that Customer was a general mailing containing your signature or other similar contact.

               C.  Non-Solicitation of Employees. During the Term, you will not
                   -----------------------------
         induce or attempt to induce any employee of the Company to terminate his/her employment with or reduce the hours he /she works for the Company.

               D.  General Non-Competition Provisions. During the Term, you
                   ----------------------------------
         agree not to directly or indirectly perform services of the type performed by you for the Company for any competitor of the Company where the services you provide directly relate to or benefit any of the competitor's business activities in the State of Minnesota respecting deposit taking or lending in the context of a financial services business.

               E.  Acknowledgements/Consequences of Breach. You acknowledge that
                   ---------------------------------------
         irreparable and incalculable injury will result to the Company, its business or properties, in the event of a breach by you of any of the restrictions set forth in this Section 5. You


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         therefore agree that, in the event of any such actual, impending or threatened breach, the Company will be entitled, in addition to any other remedies, to temporary and permanent injunctive relief (without the necessity of posting a bond or other security) restraining the violation or further violation of such restrictions by you. In the event of an actual breach by you of any of the provisions of this
         Section 5, the Company shall have the right to cease the payments to you under Section 4 hereof in addition to securing any damages and/or injunctive relief from or against you.

               F.  Survival After Termination.  You specifically agree that this
                   --------------------------
         Section 5 shall survive the termination of this Consulting and Noncompetition Agreement.

         6.    Early Termination and Consequences. This Consulting and
               ----------------------------------
Noncompetion Agreement will terminate prior to December 31, 2002 if Execute voluntarily resigns his position as a consultant. The Company shall have no further obligation to the Executive under this Consulting and Noncompetition Agreement thereafter, but the provisions of Paragraph 5 hereof shall still apply to the Executive.

         7.    General Provisions.
               ------------------

               A.  Successors and Assigns. This Agreement shall be binding
                   ----------------------
         upon and shall inure to the benefit of the Company, its successors and assigns. The term "Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

               B.  Severability - Modification by Court. The sections,
                   ------------------------------------
         paragraphs and subparagraphs of this Consulting and Noncompetition Agreement are severable and are subject to lawful modification by a court of competent jurisdiction, and in the event any such section, paragraph or subparagraph may be held to be invalid by such court, this Consulting and Noncompetition Agreement shall be interpreted as if any such invalid section, paragraph or subparagraph were not contained herein, provided that with respect to Section 5, which is of the essence of this Consulting and Noncompetition Agreement, any such invalid section, paragraph or subparagraph shall be modified by the court in the manner most favorable to the Company or its Affiliates, yet acceptable to the court.

               C.  Amendment.  This Agreement may not be amended or modified
                   ---------
         except by written instrument executed by the Company and Executive.

               D.  Governing Law.  This Agreement and the rights and obligations
                   -------------
         hereunder shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to its principles of conflicts of laws.

               E.  No Waiver.  No waiver by either party at any time of any
                   ---------
         breach of the other party of, or compliance with, any condition or provision of this Agreement to be


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         performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    MARSHALL & ILSLEY CORPORATION

                                    By:    /s/Paul J. Renard
                                           -------------------------------------
                                           Paul J. Renard, Senior Vice President

                                    EXECUTIVE

                                    /s/David L. Andreas
                                    --------------------------------------------
                                    David L. Andreas